UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2017

LINDBLAD EXPEDITIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35898	27-4749725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Morton Street, 9th Floor, New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 261-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02(d) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2017, the Board of Directors (the “Board”) of Lindblad Expeditions Holdings, Inc. (the “Company”) appointed Daniel J. Hanrahan as a Class A director of the Company. In addition, Mr. Hanrahan was appointed as a member of the Audit Committee of the Board.

Mr. Hanrahan most recently served as the president, chief executive officer and director of the Regis Corporation (NYSE: RGS), a global leader in beauty salons and cosmetology, from August 2012 to April 2017. Prior to joining Regis Corporation, he served as president and CEO of Celebrity Cruises, a cruise line and division of Royal Caribbean Cruises (NYSE: RCL), from 2007 to 2012. He was promoted to president in 2005 and to CEO in 2007 after management of the sales and marketing division for Royal Caribbean. Prior to joining Royal Caribbean, Mr. Hanrahan served in executive-level positions with Polaroid Corporation and Reebok International Ltd. Mr. Hanrahan currently serves as a Director of Cedar Fair, L.P. (NYSE: FUN), a leader in regional amusement parks, water parks and active entertainment, since June 2012 and is currently a member of their Audit and Compensation Committees. In 2004, he was named one of the “Top 25 Extraordinary Minds in Hospitality Sales and Marketing” by Hospitality and Sales Marketing Association International.

The Board has determined that Mr. Hanrahan is independent under the listing standards of The NASDAQ Capital Market applicable to directors and is also independent under the listing standards of The NASDAQ Capital Market and the rules and regulations of the Securities and Exchange Commission applicable to audit committee members. The Board has also determined that Mr. Hanrahan will qualify as an “audit committee financial expert” as defined under rules and regulations of the Securities and Exchange Commission.

As a non-employee director, Mr. Hanrahan will receive the compensation paid to all non-employee directors of the Company. There are no arrangements between Mr. Hanrahan and any other person pursuant to which he was elected to serve as a director, nor are there any transactions in which the Company is a participant in which he has a material interest.

Item 7.01 Regulation FD Disclosure

On May 19, 2017, the Company issued a press release announcing the appointment of Mr. Hanrahan to the Board, which is attached as Exhibit 99.1.

This Current Report on Form 8-K and the press release attached hereto are being furnished by the Company. In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 to Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. In addition, this information shall not be deemed incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01(d). Financial Statements and Exhibits.

Exhibit 99.1	Press Release of Lindblad Expeditions Holdings, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDBLAD EXPEDITIONS HOLDINGS, INC. (registrant)

May 19, 2017	By:	/s/ Craig I. Felenstein
Craig I. Felenstein, Chief Financial Officer

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